Eventbrite Announces Repurchase of a Portion of its Existing 5% Convertible Senior Notes due 2025

8/21/2024

SAN FRANCISCO — (BUSINESS WIRE) — Eventbrite, Inc. (NYSE: EB), a global marketplace for shared experiences, today announced that on August 21, 2024, Eventbrite entered into separate, privately negotiated repurchase transactions with a limited number of holders of its existing 5.000% Convertible Senior Notes due 2025. In accordance with these transactions, the company expects to repurchase $120 million in aggregate principal amount of the 2025 Notes for aggregate cash consideration of approximately $120.2 million. The amounts paid to repurchase the 2025 Notes include accrued and unpaid interest of approximately $1.4 million. The repurchase transactions are expected to settle on or about August 22, 2024, subject to customary closing conditions.

Upon completion of the above-mentioned repurchases, the aggregate principal amount of the 2025 Notes that will remain outstanding will be $30 million.

Eventbrite previously entered into capped call transactions with certain financial institutions in connection with the issuance of the 2025 Notes. All of these transactions are expected to remain in effect notwithstanding the repurchases.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the 2025 Notes in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Eventbrite

Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming how people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. With over 300 million tickets distributed for over 5 million events in 2023, Eventbrite is where people worldwide discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements related to the 2025 Notes to be repurchased, the completion, timing and size of the repurchases and the existing capped call transactions. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to the satisfaction of the closing conditions related to the repurchases and market conditions, and those more fully described in Eventbrite’s filings with the Securities and Exchange Commission, including Eventbrite’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect forward looking statements will be included in the subsequent periodic and current reports and other filings that Eventbrite makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to Eventbrite at the time of this release, and are not guarantees of future events. Except as required by law, Eventbrite assumes no obligation to update any of the statements in this press release.

Contacts
Eventbrite Investor Relations
investors@eventbrite.com